Exhibit 99.1

TETRA TECHNOLOGIES, INC. ANNOUNCES
FIRST QUARTER 2024 FINANCIAL RESULTS

•First quarter revenue of $151 million increased 3% year-over-year.
•First quarter net income was $915,000 and net income per share attributable to TETRA stockholders was $0.01.
•First quarter net cash used in operating activities was $13.8 million while adjusted free cash flow was a use of $29.6 million.
•First quarter net income per share excluding unusual items was $0.05. Adjusted EBITDA of $22.8 million increased 11% year-over-year.
•Term loan refinanced with a delayed draw feature for the bromine project and a 2030 maturity.

THE WOODLANDS, Texas, April 30, 2024 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced first quarter 2024 financial results.

Brady Murphy, TETRA President and Chief Executive Officer, stated, “Overall first quarter results were in-line with our expectations as Completion Fluids and Products Adjusted EBITDA margins of 28.1% more than offset an anticipated weaker Water & Flowback Services start to the year. We are very encouraged with the deepwater projects that are lining up for the year and the impact that those have on our high-value completion fluids business. We also expect Water & Flowback Services Adjusted EBITDA margins to rebound to the mid-teens in the second quarter. Each of our strategic initiatives, including the desalination of produced water for beneficial re-use, Eos Energy Enterprises, Inc. (EOS) high duration battery electrolyte ramp-up in the second half of 2024, completion of a Definitive Feasibility Study (DFS) for the Arkansas bromine processing facility and a negotiated lithium joint venture with ExxonMobil for the Evergreen Brine Unit, are all advancing in very positive directions. With an improving base business and exciting strategic initiatives that are coming into focus, we are very encouraged with the outlook for 2024 and beyond. Additionally, during the first quarter we completed the refinancing of our term loan which secured the required capital for our bromine project and extended the term loan maturity to 2030.”

First Quarter Results

First quarter 2024 revenue of $151 million increased 3% from the first quarter of 2023 but decreased 1% from the fourth quarter of 2023 reflecting the Argentina early production facility sale in the fourth quarter. Net income of $915,000, inclusive of $5.2 million of non-recurring charges, compares to net income of $6.0 million in the first quarter of 2023, inclusive of $2.0 million of non-recurring credits, and to a net loss before discontinued operations of $4.2 million in the fourth quarter of 2023, inclusive of $8.0 million of non-recurring charges. The first quarter results include unrealized gains on investments of $2.8 million, mainly from our investment in CSI Compressco (which was acquired by Kodiak as described below). Excluding these unrealized gains on investments, Adjusted EBITDA for the first quarter of 2024 was $20.0 million, or 13.3% of revenue. Completion Fluids & Products revenue improved 12% over a year ago, net income before taxes improved 7% and Adjusted EBITDA improved 26%, excluding unrealized gains or losses on investments.

“First quarter cash flow from operating activities was a use of $13.8 million and compares to cash provided by operating activities of $9.0 million in the first quarter of 2023 and to $18.9 million in the fourth quarter of 2023. Adjusted free cash flow was a use of $29.6 million in the first quarter of 2024 and compares to a use of cash of $3.7 million in the first quarter of 2023 and to cash flow of $20.1 million in the fourth quarter of 2023. Adjusted free cash flow includes $4.0 million of capital investments for the Arkansas bromine and lithium projects. Accounts receivable increased $20.6 million sequentially due to the timing of revenue as sales increased throughout the quarter. Working capital at the end of the first quarter was $134 million and represents a $30 million increase from the prior quarter. We expect an improvement in working capital as the year progresses, reflecting the seasonality of our European industrial chemicals business. Working capital is defined as current assets, excluding cash and restricted cash, less current liabilities.

Brady Murphy, further stated, “Our Completion Fluids and Products business continues with strong performance with 12% year-on-year revenue growth and 28.1% adjusted EBITDA margins driven largely by 15 deepwater completion operations in the quarter. Our pipeline of CS Neptune projects is growing as we are confirmed to execute a job in June for a super major in the North Sea and our confidence continues to increase for a Gulf of Mexico project this year. The year end 2023 slowdown in North America onshore completion activity, which had an immediate activity impact on our Water Services in the fourth quarter, had a carryover affect to the first quarter for our Flowback operations, which includes our higher margin TETRA Sandstorm business. We typically see a one quarter lag between fracking and flowback activity. We also experienced some one-off costs in our Water Services business as our customer completion activity levels rebounded to pre-fourth quarter 2023 levels. The combination of lower Flowback activity and one-time costs for Water Services impacted our margins for the quarter. Looking ahead to the second quarter, we anticipate Water & Flowback Services revenues to be more in-line with the pre-year end activity decline and Adjusted EBITDA margins returning to the mid-teens while offshore activity continues with strong momentum and our industrial chemicals business ramps up for its seasonal peak.

“Water & Flowback Services revenue of $74 million declined 4.5% year-on-year and 8.5% from the fourth quarter of 2023, which included the sale of an early production facility in Argentina. Net income before taxes for the quarter was $721,000 and compares to $6.4 million for the first quarter of 2023 and to $2.9 million the fourth quarter of 2023. Adjusted EBITDA of $7.1 million decreased $5.8 million year-on-year and by $4.2 million quarter-over-quarter. Water & Flowback Services Adjusted EBITDA margins of 9.6% decreased from 14.0% in the fourth quarter of 2023 and 16.7% in the first quarter of 2023. Despite the lower first-quarter margins, we are confident that the focus on value-added technology such as SandStorm and automation across all our water services will allow us to improve margins. With respect to our water desalination for beneficial re-use, we continue to progress discussions for our first commercial plant with a major North America operator and are in discussions with operators for commercial pilot plants in the Permian Basin.

“Completion Fluids & Products experienced a strong rebound to start the year and we expect results for the first half of 2024 to exceed results for the second half of 2023. Completion Fluids & Products first quarter revenue of $77 million increased 12% year-on-year. Sequentially, revenue increased 6.5% reflecting strong momentum, particularly in the Gulf of Mexico. Net income before taxes for the quarter was $19.8 million (25.6% of revenue) and compares to $18.4 million (26.7% of revenue) in the first quarter of 2023 and to $11.0 million (15.1% of revenue) in the fourth quarter of 2023. Adjusted EBITDA was $21.8 million (28.1% of revenue) and compares to $18.0 million (26.1% of revenue) in the first quarter of 2023 and to $18.3 million (25.3% of revenue) in the fourth quarter of 2023. The first quarter included $0.9 million in net unrealized losses from investments. Excluding unrealized losses from investments. Adjusted EBITDA margins were 29.3%.

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted net income per share, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, adjusted net income, adjusted free cash flow, net debt, net leverage ratio and return on net capital employed. Please see Schedules E through J for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter Results and Highlights

A summary of key financial metrics for the first quarter are as follows:

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)
Revenue	$150,972	$153,126	$146,209
Income (loss) before discontinued operations	915	(4,239)	6,045
Adjusted EBITDA	22,840	24,142	20,587
Net income (loss) per share attributable to TETRA stockholders	0.01	(0.03)	0.05
Adjusted net income per share	0.05	0.03	0.03
Net cash provided by (used in) operating activities	(13,816)	18,875	8,985
Adjusted free cash flow(1)	$(29,617)	$20,073	$(3,716)
(1)     For the three months ended March 31, 2024, adjusted free cash flow includes $4.0 million of capital expenditures for the Arkansas bromine and lithium projects.

Free Cash Flow, Balance Sheet and Income Taxes

    Cash from operating activities was a use of $13.8 million in the first quarter and adjusted free cash flow from continuing operations was a use of $29.6 million, including $4.0 million of capital expenditures for the Arkansas bromine and lithium projects. Liquidity at the end of the first quarter was $195.1 million, inclusive of a $75 million delayed draw feature to fund our bromine project. Liquidity is defined as unrestricted cash plus availability under the delayed draw from our Term Credit Agreement, availability under the ABL Credit Agreement and Swedish Credit Facility. At the end of the first quarter, unrestricted cash was $36 million. Long-term debt, primarily with a January 2030 maturity, was $179 million, while net debt was $143 million. TETRA’s net leverage ratio was 1.5X at the end of the first quarter of 2024. As of March 31, 2024, TETRA held $13.1 million in total marketable securities between its holdings in CSI Compressco and Standard Lithium. On April 1, 2024, Kodak Gas Services, Inc. (“Kodiak”) (NYSE: KGS) completed its acquisition of CSI Compressco and TETRA received shares of Kodiak common stock in the acquisition in exchange for its common units in CSI Compressco. TETRA’s return on net capital employed was 19.6% at the end of the first quarter of 2024.

Non-recurring Charges and Expenses

Non-recurring credits, charges and expenses are reflected on Schedule E and include the following:

•$5.5 million of loss on debt extinguishment primarily from non-cash unamortized finance costs expensed in connection with the repayment of our prior Term Credit Agreement in January 2024.
•$0.2 million of non-cash stock appreciation right credits and $0.1 million of other credits.

Unrealized gains on investments totaling $2.8 million are included in both reported and adjusted earnings.

Conference Call

TETRA will host a conference call to discuss these results tomorrow, May 1, at 10:30 a.m. Eastern Time. The phone number for the call is 1-800-836-8184. The conference call will also be available by live audio webcast. A replay of the conference call will be available at 1-888-660-6345 conference number 93272, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information, please contact Elijio Serrano, CFO, TETRA Technologies, Inc. at (281) 367-1983 or via email at eserrano@onetetra.com.

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)
Schedule A:     Consolidated Income Statement
Schedule B:     Condensed Consolidated Balance Sheet
Schedule C:     Consolidated Statements of Cash Flows
Schedule D:     Statement Regarding Use of Non-GAAP Financial Measures
Schedule E:     Non-GAAP Reconciliation of Adjusted Net Income
Schedule F:     Non-GAAP Reconciliation of Adjusted EBITDA
Schedule G:     Non-GAAP Reconciliation of Net Debt
Schedule H:     Non-GAAP Reconciliation to Adjusted Free Cash Flow
Schedule I:     Non-GAAP Reconciliation to Net Leverage Ratio
Schedule J:     Non-GAAP Reconciliation to Return on Net Capital Employed

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people's lives better. With operations on six continents, the Company's portfolio consists of Energy Services, Industrial Chemicals, and Lithium Ventures. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company's website at www.onetetra.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including statements concerning recovery of the oil and gas industry; customer delays for international completion fluids related to global shipping and logistics issues; potential revenue associated with prospective energy storage projects or our pending carbon capture partnership; measured, indicated and inferred mineral resources of lithium and/or bromine, the potential extraction of lithium and bromine from our Evergreen Brine Unit and other leased acreage, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues and profits from such activities; the accuracy of our resources report and initial economic assessment regarding our lithium and bromine acreage; projections or forecasts concerning the Company's business activities, profitability, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. With respect to the Company’s disclosures of measured, indicated and inferred mineral resources, including bromine and lithium carbonate equivalent concentrations, it is uncertain if they will ever be economically developed. Investors are cautioned that mineral resources do not have demonstrated economic value and further exploration may not result in the estimation of a mineral reserve. Further, there are a number of uncertainties related to processing lithium, which is an inherently difficult process. Therefore, you are cautioned not to assume that all or any part of our resources can be economically or legally commercialized. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. With respect to the Company’s disclosures regarding the joint venture with Saltwerx, it is uncertain about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, and the ability to successfully and economically produce lithium and bromine from the Evergreen Brine Unit. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)
Revenues	$150,972	$153,126	$146,209

Cost of sales, services, and rentals	111,114	112,070	104,066
Depreciation, amortization, and accretion	8,756	8,624	8,670
Impairments and other charges	—	2,189	—
Insurance recoveries	—	—	(2,850)
Total cost of revenues	119,870	122,883	109,886
Gross profit	31,102	30,243	36,323
Exploration and appraisal costs	—	5,283	720
General and administrative expense	22,298	23,336	23,191
Interest expense, net	5,952	5,677	5,092
Loss on debt extinguishment	5,535	—	—
Other income, net	(3,978)	(422)	(214)
Income (loss) before taxes and discontinued operations	1,295	(3,631)	7,534
Provision for income taxes	380	608	1,489
Income (loss) before discontinued operations	915	(4,239)	6,045
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	—	346	(12)
Net income (loss)	915	(3,893)	6,033
Loss attributable to noncontrolling interest	—	2	7
Net income (loss) attributable to TETRA stockholders	$915	$(3,891)	$6,040

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$0.01	$(0.03)	$0.05
Weighted average shares outstanding	130,453	130,079	128,940

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$0.01	$(0.03)	$0.05
Weighted average shares outstanding	132,123	130,079	129,975

Schedule B: Condensed Consolidated Balance Sheet (Unaudited)

	March 31, 2024	December 31, 2023
	(in thousands)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,939	$52,485
Trade accounts receivable	132,429	111,798
Inventories	94,285	96,536
Prepaid expenses and other current assets	24,911	21,196
Total current assets	287,564	282,015
Property, plant, and equipment, net	113,369	107,716
Other intangible assets, net	28,073	29,132
Operating lease right-of-use assets	30,964	31,915
Investments	20,386	17,354
Other assets	10,969	10,829
Total long-term assets	203,761	196,946
Total assets	$491,325	$478,961

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$47,491	$52,290
Compensation and employee benefits	19,232	26,918
Operating lease liabilities, current portion	8,731	9,101
Accrued taxes	13,192	10,350
Accrued liabilities and other	29,280	27,303
Total current liabilities	117,926	125,962
Long-term debt, net	179,394	157,505
Operating lease liabilities	26,738	27,538
Asset retirement obligations	14,645	14,199
Deferred income taxes	2,176	2,279
Other liabilities	4,299	4,144
Total long-term liabilities	227,252	205,665
Commitments and contingencies
TETRA stockholders’ equity	147,404	148,591
Noncontrolling interests	(1,257)	(1,257)
Total equity	146,147	147,334
Total liabilities and equity	$491,325	$478,961

Schedule C: Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands)
Operating activities:
Net income (loss)	$915	$(3,893)	$6,033
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	8,755	8,624	8,670
Impairments and other charges	—	2,189	—
(Gain) loss on investments	(2,795)	(696)	505
Equity-based compensation expense	1,623	6,423	1,276
Provision for (recovery of) credit losses	(115)	95	(21)
Amortization and expense of financing costs	380	726	884
Loss on debt extinguishment	5,535	—	—
Insurance recoveries associated with damaged equipment	—	—	(2,850)
Gain on sale of assets	(29)	(130)	(170)
Other non-cash credits	(553)	(244)	(100)
Changes in operating assets and liabilities:
Accounts receivable	(19,605)	12,565	12,626
Inventories	1,542	(3,215)	(11,313)
Prepaid expenses and other current assets	(3,918)	863	4,496
Trade accounts payable and accrued expenses	(5,577)	(3,021)	(11,179)
Other	26	(1,411)	128
Net cash provided by (used in) operating activities	(13,816)	18,875	8,985
Investing activities:
Purchases of property, plant, and equipment, net	(15,827)	(7,912)	(12,784)
Proceeds from sale of investments	—	3,900	—
Proceeds from sale of property, plant, and equipment	251	6,003	289
Insurance recoveries associated with damaged equipment	—	—	2,850
Other investing activities	(172)	(100)	(1,552)
Net cash provided by (used in) investing activities	(15,748)	1,891	(11,197)
Financing activities:
Proceeds from credit agreements and long-term debt	184,456	145	52,756
Principal payments on credit agreements and long-term debt	(163,215)	(2,056)	(47,362)
Payments on financing lease obligations	(277)	(858)	(258)
Tax remittances on equity based compensation	(2,339)	—	—
Debt issuance costs and other financing activities	(5,277)	—	—
Net cash provided by (used in) financing activities	13,348	(2,769)	5,136
Effect of exchange rate changes on cash	(330)	662	167
Increase (decrease) in cash and cash equivalents	(16,546)	18,659	3,091
Cash and cash equivalents at beginning of period	52,485	33,826	13,592
Cash and cash equivalents at end of period	$35,939	$52,485	$16,683

Supplemental cash flow information:
Interest paid	$5,406	$4,889	$4,513
Income taxes paid	$433	$864	$1,358
Accrued capital expenditures at end of period	$3,908	$5,171	$2,490

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

    In addition to financial results determined in accordance with U.S. GAAP, this press release may include the following non-GAAP financial measures for the Company: adjusted net income per share; consolidated and segment Adjusted EBITDA; segment Adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”); adjusted net income, adjusted free cash flow; net debt, net leverage ratio, and return on net capital employed. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

    Management believes that the exclusion of the special charges and credits from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

    Adjusted net income is defined as the Company’s income (loss) before noncontrolling interests and discontinued operations, excluding certain special or other charges (or credits), and including noncontrolling interest attributable to continued operations. Adjusted net income is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted net income per share is defined as the Company’s diluted net income per share attributable to TETRA stockholders excluding certain special or other charges (or credits). Adjusted net income per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted EBITDA is defined as net income (loss) before taxes and discontinued operations, excluding impairments, exploration and pre-development costs, certain special, non-recurring or other charges (or credits), including loss on debt extinguishment, interest, depreciation and amortization, income from collaborative arrangement and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) before taxes and discontinued operations. Exploration and pre-development costs represent expenditures incurred to evaluate potential future development of TETRA’s lithium and bromine properties in Arkansas. Such costs include exploratory drilling and associated engineering studies. Income from collaborative arrangement represents the portion of exploration and pre-development costs that are reimbursable by our strategic partner. We began capitalizing exploration and pre-development costs in January 2024 and therefore these costs are only excluded for periods prior to January 1, 2024. Exploration and pre-development costs and the associated income from collaborative arrangement were excluded from Adjusted EBITDA in prior periods because they did not relate to the Company’s current business operations. Adjustments to long-term incentives represent cumulative adjustments to valuation of long-term cash incentive compensation awards that are related to prior years. These costs are excluded from Adjusted EBITDA because they do not relate to the current year and are considered to be outside of normal operations. Long-term incentives are earned over a three-year period and the costs are recorded over the three-year period they are earned. The amounts accrued or incurred are based on a cumulative of the three-year period. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item. Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

    Adjusted free cash flow is defined as cash from operations less capital expenditures net of sales proceeds and cost of equipment sold, less payments on financing lease obligations and including cash distributions to TETRA from investments and cash from sales of investments. Management uses this supplemental financial measure to:

•assess the Company’s ability to retire debt;
•evaluate the capacity of the Company to further invest and grow; and
•to measure the performance of the Company as compared to its peer group.

    Adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

    Net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the balance sheet. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Net leverage ratio is defined as debt excluding financing fees & discount on term loan and including letters of credit and guarantees, less cash divided by trailing twelve months adjusted EBITDA for credit facilities. Adjusted EBITDA for credit facilities consists of adjusted EBITDA described above, less non-cash (gain) loss on sale of investments, (gain) loss on sales of assets and excluding certain special or other charges (or credits). Management primarily uses this metric to assess TETRA’s ability to borrow, reduce debt, add to cash balances, pay distributions, and fund investing and financing activities.

Return on net capital employed is defined as Adjusted EBIT divided by average net capital employed. Adjusted EBIT is defined as net income (loss) before taxes and discontinued operations, interest, and certain non-cash charges, and non-recurring adjustments. Net capital employed is defined as assets, excluding assets associated with discontinued operations, plus impaired assets, less cash and cash equivalents and restricted cash, and less current liabilities, excluding current liabilities associated with discontinued operations. Average net capital employed is calculated as the average of the beginning and ending net capital employed for the respective periods. Return on net capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.

Schedule E: Non-GAAP Reconciliation of Adjusted Net Income (Unaudited)

	Three Months Ended
	March 31, 2024		December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)

Income (loss) before taxes and discontinued operations	$1,295		$(3,631)	$7,534
Provision for income taxes	380		608	1,489
Noncontrolling interest attributed to continuing operations	—		2	7
Income (loss) from continuing operations	915		(4,241)	6,038
Insurance recoveries	—		3	(2,850)
Impairments and other charges	—		2,189	—
Exploration and pre-development costs	—		2,684	720
Adjustment to long-term incentives	—		281	353
Former CEO stock appreciation right credit	(186)		(789)	(307)
Transaction, legal, and other expenses	(135)		255	82
Loss on debt extinguishment	5,535		—	—
Unusual foreign exchange loss	—		2,444	—
Unusual tax provision	—		951	—
Adjusted net income	$6,129		$3,777	$4,036

Diluted per share information
Net income (loss) attributable to TETRA stockholders	$0.01	0	$(0.03)	$0.05
Adjusted net income	$0.05		$0.03	$0.03
Diluted weighted average shares outstanding	132,123		130,079	129,975

Schedule F: Non-GAAP Reconciliation of Adjusted EBITDA (Unaudited)

	Three Months Ended March 31, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$77,282	$73,690	$—	$—	$150,972
Net income (loss) before taxes and discontinued operations	19,792	721	(11,101)	(8,117)	1,295
Former CEO stock appreciation right credit	—	—	(186)	—	(186)
Transaction, restructuring, and other expenses	(159)	—	24	—	(135)
Loss on debt extinguishment	—	—	—	5,535	5,535
Interest (income) expense, net	(269)	76	—	6,145	5,952
Depreciation, amortization, and accretion	2,387	6,288	—	81	8,756
Equity-based compensation expense	—	—	1,623	—	1,623
Adjusted EBITDA	$21,751	$7,085	$(9,640)	$3,644	$22,840

Adjusted EBITDA as a % of revenue	28.1%	9.6%			15.1%

	Three Months Ended December 31, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$72,556	$80,570	$—	$—	$153,126
Net income (loss) before taxes and discontinued operations	10,984	2,855	(11,929)	(5,541)	(3,631)
Insurance recoveries	3	—	—	—	3
Impairments and other charges	2,189	—	—	—	2,189
Exploration, pre-development costs, and collaborative arrangements	2,684	—	—	—	2,684
Adjustment to long-term incentives	—	—	281	—	281
Former CEO stock appreciation right credit	—	—	(789)	—	(789)
Transaction, restructuring, and other expenses	—	—	255	—	255
Unusual foreign exchange loss	—	2,444	—	—	2,444
Interest (income) expense, net	(47)	(38)	—	5,762	5,677
Depreciation, amortization, and accretion	2,508	6,019	—	96	8,623
Equity-based compensation expense	—	—	6,406	—	6,406
Adjusted EBITDA	$18,321	$11,280	$(5,776)	$317	$24,142

Adjusted EBITDA as a % of revenue	25.3%	14.0%			15.8%

	Three Months Ended March 31, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$69,042	$77,167	$—	$—	$146,209
Net income (loss) before taxes and discontinued operations	18,442	6,378	(11,059)	(6,227)	7,534
Insurance recoveries	(2,850)	—	—	—	(2,850)
Exploration, pre-development costs, and collaborative arrangements	720	—	—	—	720
Adjustment to long-term incentives	—	—	353	—	353
Former CEO stock appreciation right credit	—	—	(307)	—	(307)
Transaction, restructuring, and other expenses	—	—	82	—	82
Interest (income) expense, net	(395)	27	—	5,460	5,092
Depreciation, amortization, and accretion	2,052	6,509	—	109	8,670
Equity-based compensation expense	17	—	1,276	—	1,293
Adjusted EBITDA	$17,986	$12,914	$(9,655)	$(658)	$20,587

Adjusted EBITDA as a % of revenue	26.1%	16.7%			14.1%
Schedule G: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	March 31, 2024	December 31, 2023
	(in thousands)
Unrestricted Cash	$35,939	$52,485

Term Credit Agreement	$179,394	$157,505
Net debt	$143,455	$105,020
Schedule H: Non-GAAP Reconciliation to Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands)
Net cash provided by (used in) operating activities	$(13,816)	$18,875	8,985
Capital expenditures, net of proceeds from asset sales	(15,576)	(1,909)	(12,495)
Payments on financing lease obligations	(277)	(845)	(258)
Distributions from investments	52	52	52
Cash received from sales of investments	—	3,900	—
Adjusted Free Cash Flow(1)	$(29,617)	$20,073	$(3,716)
(1) For the three months ended March 31, 2024, adjusted free cash flow includes $4.0 million of capital expenditures for the Arkansas bromine and lithium projects.

Schedule I: Non-GAAP Reconciliation to Net Leverage Ratio (Unaudited)

	Three Months Ended				Twelve Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	$1,295	$(3,631)	$6,716	$21,080	$25,460
Insurance recoveries	—	3	174	(5)	172
Impairments and other charges	—	2,189	—	777	2,966
Exploration, pre-development costs, and collaborative arrangements	—	2,684	1,842	(2,408)	2,118
Adjustment to long-term incentives	—	281	501	391	1,173
Former CEO stock appreciation right expense (credit)	(186)	(789)	1,073	260	358
Transaction, restructuring, and other expenses	(135)	255	108	57	285
Unusual foreign exchange loss	—	2,444	—	—	2,444
Loss on debt extinguishment	5,535	—	—	—	5,535
Interest expense, net	5,952	5,677	5,636	5,944	23,209
Depreciation, amortization, and accretion	8,756	8,623	8,578	8,458	34,415
Equity compensation expense	1,623	6,406	1,431	1,492	10,952
Unrealized (gain) loss on investments	(2,795)	(696)	560	(907)	(3,838)
Gain on sale of assets	(29)	(129)	(151)	(112)	(421)
Other debt covenant adjustments	28	333	(393)	883	851
Debt covenant adjusted EBITDA	$20,044	$23,650	$26,075	$35,910	$105,679

					March 31, 2024
					(in thousands, except ratio)
Term credit agreement					$190,000
Capital lease obligations					3,142
Other obligations					2,560
ABL letters of credit and guarantees					543
Total debt and commitments					196,245
Unrestricted cash					35,939
Debt covenant net debt and commitments					$160,306
Net leverage ratio					1.5

Schedule J: Non-GAAP Reconciliation to Return on Net Capital Employed

	Three Months Ended				Twelve Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	$1,295	$(3,631)	$6,716	$21,080	$25,460
Insurance recoveries	—	3	174	(5)	172
Impairments and other charges	—	2,189	—	777	2,966
Exploration, pre-development costs, and collaborative arrangements	—	2,684	1,842	(2,408)	2,118
Adjustment to long-term incentives	—	281	500	322	1,103
Former CEO stock appreciation right expense (credit)	(186)	(789)	1,074	329	428
Transaction, restructuring, and other expenses	(135)	255	108	57	285
Loss on debt extinguishment	5,535	—	—	—	5,535
Unusual foreign exchange loss	—	2,444	—	—	2,444
Interest expense, net	5,952	5,677	5,636	5,944	23,209
Adjusted EBIT	$12,461	$9,113	$16,050	$26,096	$63,720

				March 31, 2024	March 31, 2023
				(in thousands, except ratio)
Consolidated total assets				$491,325	$435,584
Plus: assets impaired in last twelve months				2,966	2,804
Less: cash, cash equivalents, and restricted cash				35,939	16,683
Adjusted assets employed				$458,352	$421,705

Consolidated current liabilities				$117,926	$111,447
Less: current liabilities associated with discontinued operations				—	914
Adjusted current liabilities				$117,926	$110,533

Net capital employed				$340,426	$311,172
Average net capital employed				$325,799
Return on net capital employed for the twelve months ended March 31, 2024				19.6%